EX-13.00

 Annual report to security holders,


                                 Abidon, Inc.
                                Balance Sheet
                                    as of
                              December 31, 2000

                                    ASSETS
                                    ------
 Current Assets
  Cash in Bank               $     64,345.81
  Total Current Assets
                                                   64,345.81

 Fixed Assets
  Land                            535,070.00
  Buildings                     5,722,337.80
  Furn Fixt & Equipment            95,216.54
  Accumulated Depreciation     (2,000,483.13)
    Net Fixed Assets                            4,352,141.21

 Other Assets
  Organizational Exp                1,114.37
  Start up Expenses                 4,243.10
  Amortization                     (1,366.70)
    Total Other Assets                              3,990.77

    TOTAL ASSETS                                                4,420,477.79


                           LIABILITIES & NET WORTH
                           -----------------------
 Current Liabilities
  Federal W/H                $     12,670.61
  Ill W/H                           2,723.66
  Wisc W/H                          1,019.83
  Accrued FUTA                        186.38
  Accrued UC tax                      495.88
  Accrued Fed Income Tax           11,843.00
  Accrued IL Income Tax             6,711.00
    Total Current                                  35,650.36
 Liabilities

 Long Term Liabilities
  Loan Payable                  1,355,998.00
  N/P Bank One                    164,350.00
    Total Long Term                             1,520,348.00
 Liabilities

 Net Worth
  Capital Stock - current year  2,811,573.57
  YTD Profit or (Loss)             52,905.86
    Net Worth                                     2,864,479.43
    Total Liabilities &
      Net Worth                                                 4,420,477.79

                                  Unaudited

                                 Abidon, Inc.
                               Income Statement
                              December 31, 2000

                            1 Month ended            12 Months ended
                            Dec. 31, 2000  Pct.       Dec. 31, 2000    Pct.
                            -------------  ----       -------------    ----
 Income
  Sales                       134,349.34   37.94       1,757,992.75   49.64
  Rents                        30,772.50    8.69         383,257.08   10.82
  Rents - Building            138,979.56   39.25       1,276,752.53   36.05
  Payroll Reimbursement        50,000.00   14.12         122,385.24    3.46
  Sign Rental                       0.00    0.00           1,000.00    0.03
                              ----------  ------       ------------  ------
    Total Income              354,101.40  100.00       3,541,387.60  100.00

 Cost of Sales
  Purchases                         0.00    0.00             884.83    0.02
  Returns                         212.50    0.06           2,020.63    0.06
  Rent Rebate                  50,000.00   14.12         110,000.00    3.11
  Freight                       1,009.41    0.29          11,849.52    0.33
  Paid to Dealers             110,654.86   31.25       1,531,084.73   43.23
  Commissions                  10,500.00    2.97          80,875.00    2.28
  Computer Consulting           1,415.67    0.40          62,649.90    1.77
  Consignments                  3,126.11    0.88          73,126.74    2.06
                              ----------  ------       ------------  ------
    Total Cost of Sales       176,918.55   49.96       1,872,491.35   52.87
                              ----------  ------       ------------  ------
  Gross Profit                177,182.85   50.04       1,668,896.25   47.13

 General Expenses
  Accounting & Legal              602.50    0.17          17,119.00    0.48
  Director Fees                     0.00    0.00           2,000.00    0.06
  Auto & Truck Exp                389.11    0.11           4,231.73    0.12
  Advertising                   5,316.59    1.50          67,656.50    1.91
  Amortization                    954.17    0.27             954.17    0.03
  Bank Charges                  1,424.29    0.40          22,246.23    0.63
  Depreciation                 40,486.08   11.43         199,932.62    5.65
  Dues & Subscriptions              0.00    0.00             847.25    0.02
  Entertainment                     0.00    0.00             731.48    0.02
  Federal Payroll Taxes         3,697.23    1.04          36,916.16    1.04
  Equipment Rental                  0.00    0.00             859.00    0.02
  Interest Exp                    888.45    0.25         125,139.19    3.53
  Insurance Exp                     0.00    0.00          13,135.00    0.37
  Internet Services               672.09    0.19           9,852.27    0.28
  Wages                        47,604.21   13.44         393,448.27   11.11
  Linen & Laundry                   0.00    0.00             415.13    0.01
  Misc. Exp                         0.00    0.00             729.67    0.02
  Office Expense                1,281.65    0.36          13,129.19    0.37
  Office Salaries                   0.00    0.00             923.50    0.03
  Postage                         146.70    0.04           1,378.70    0.04
  Real Estate Taxes                 0.00    0.00         263,207.58    7.43
  Repairs & Maintenance        31,845.31    8.99         169,405.09    4.78
  Sales Promotion                   0.00    0.00           1,005.34    0.03
  Sales Tax                     6,952.19    1.96          77,456.96    2.19
  Security                        924.50    0.26             924.50    0.03


                                  Unaudited

                                 Abidon, Inc.
                               Income Statement
                              December 31, 2000

                            1 Month ended            12 Months ended
                            Dec. 31, 2000  Pct.       Dec. 31, 2000    Pct.
                            -------------  ----       -------------    ----
  Unemployment Tax                920.20    0.26           3,611.21    0.10
  Supplies                          0.00    0.00          11,564.38    0.33
  Supplies - Computer          45,263.80   12.78          49,707.88    1.40
  Supplies - Internet               0.00    0.00           1,692.33    0.05
  Telephone                       849.25    0.24          22,853.11    0.65
  Telephone - "T Line"          3,750.00    1.06          10,000.00    0.28
  Travel                            0.00    0.00             500.00    0.01
  Utilities                     7,434.39    2.10          81,421.87    2.30
                              ----------  ------       ------------  ------
    Total General Expenses    201,402.71   56.88       1,604,995.31   45.32
                              ----------  ------       ------------  ------
  Net Profit from Operations  (24,219.86)  (6.84)         63,900.94    1.80
                              ----------  ------       ------------  ------
 Other Income
  Interest Income                 162.72    0.05           1,229.92    0.03
                              ----------  ------       ------------  ------
  Total Income                    162.72    0.05           1,229.92    0.03
                              ----------  ------       ------------  ------
 Net Profit before taxes      (24,057.14)  (6.79)         65,130.86    1.84
                              ----------  ------       ------------  ------
 Allowance for Income Tax
  State Income Tax                  0.00    0.00           8,575.00    0.24
  Federal Income Tax                0.00    0.00           3,650.00    0.10
                              ----------  ------       ------------  ------
    Total Taxes                     0.00    0.00          12,225.00    0.35
                              ----------  ------       ------------  ------
 Net Profit after Tax         (24,057.14)  (6.79)         52,905.86    1.49
                              ==========  ======       ============  ======

                                  Unaudited